Exhibit 99.1
BRIGHTPOINT REPORTS FOURTH QUARTER AND YEAR END 2008
FINANCIAL RESULTS
BRIGHTPOINT REPORTS GOODWILL IMPAIRMENT CHARGE OF $325.9 MILLION
Indianapolis, Ind. — February 9, 2009 — Brightpoint, Inc. (NASDAQGS: CELL) reported its financial results for the fourth quarter and year ended December 31, 2008. Unless otherwise noted, amounts pertain to the fourth quarter of 2008.
FOR THE FOURTH QUARTER OF 2008:
Revenue was $1.0 billion for the fourth quarter of 2008, a decrease of 36% compared to the fourth quarter of 2007, due to a decrease in both wireless devices handled and average selling price brought on by a global economic slowdown. Revenue decreased 15% compared to the third quarter of 2008 due to a shift in mix of business from distribution to logistic services.
Loss from continuing operations was $344.4 million or $4.24 per diluted share for the fourth quarter of 2008 compared to income from continuing operations of $14.1 million or $0.17 per diluted share for the fourth quarter of 2007 and $6.0 million or $0.07 per diluted share for the third quarter of 2008. Loss from continuing operations for the fourth quarter of 2008 includes a $325.9 million non-cash goodwill impairment charge. Management performed its annual goodwill impairment test in the fourth quarter and concluded that the carrying amount of the goodwill allocated to its Europe, Middle East, and Africa (EMEA) reporting unit was impaired. This goodwill primarily related to the acquisition of Dangaard Telecom in 2007. The Board of Directors approved the impairment charge in February 2009.
Adjusted income from continuing operations (non-GAAP) was $7.7 million or $0.09 per diluted share compared to $25.7 million or $0.31 per diluted share for the fourth quarter of 2007 and $10.9 million or $0.13 per diluted share for the third quarter of 2008. Please see the disclosure below regarding adjusted income from continuing operations. Adjustments to income from continuing operations for the fourth quarter of 2008 include:
o	A $325.9 million (pre-tax) goodwill impairment charge related to the goodwill allocated to the EMEA reporting unit. The goodwill related primarily to the 2007 acquisition of Dangaard Telecom.

o	A $6.4 million restructuring charge (pre-tax) consisting primarily of a $3.3 million charge related to the termination of the operating lease for our European headquarters, $1.7 million of restructuring charges associated with the closure of our Reno, Nevada distribution facility in December, $0.6 million of severance costs for other employees of our North America operations, and $0.8 million of restructuring charges related to the previously announced realignment of our European operations.

o	$3.9 million (pre-tax) of non-cash amortization expense related to acquired intangible assets.

o	$1.6 million (pre-tax) of non-cash stock based compensation expense.

o	$14.2 million of income tax expense adjustments. Adjustments to income tax expense include an $18.0 million charge related to valuation allowances on tax assets that are no longer expected to be utilized, partially offset by $3.9 million related to the tax benefit of restructuring charge, amortization expense related to acquired intangible assets, and non-cash stock based compensation expense. The adjusted effective tax rate (non-GAAP) for the fourth quarter of 2008 was 43%.
Total debt was $176.4 million at December 31, 2008, compared to $185.5 million at September 30, 2008 and $460.9 million at December 31, 2007. Total liquidity (unrestricted cash and unused borrowing availability) was $401.3 million at December 31, 2008 compared to $455.5 million at September 30, 2008 and $232.0 million at December 31, 2007.
Cash used in operating activities was $40.1 million for the three months ended December 31, 2008 and cash provided by operating activities was $272.8 million for the year ended December 31, 2008. Cash provided by operating activities as well as cash on hand were used to pay down borrowings by $279.5 million since December 31, 2007.
EBITDA was $13.8 million for the fourth quarter of 2008 compared to $41.9 million for the fourth quarter of 2007 and $24.4 million for the third quarter of 2008.
We handled 22.0 million wireless devices for the fourth quarter of 2008 compared to 27.0 million for the fourth quarter of 2007 and 20.3 million for the third quarter of 2008, a decrease of approximately 18% from the fourth quarter of 2007 and an increase of 8% from the third quarter of 2008.
Gross margin was 7.9% for the fourth quarter of 2008, an increase of 0.6 percentage points from the fourth quarter of 2007 and an increase of 0.7 percentage points from the third quarter of 2008. The increase in gross margin was primarily due to a higher mix of logistic services revenue compared to prior periods.

SG&A expenses were $60.2 million for the fourth quarter of 2008, a decrease of $12.8 million or 18% compared to the fourth quarter of 2007 and a decrease of $3.3 million or 5% compared to the third quarter of 2008. SG&A expenses decreased primarily due to the strengthening of the U.S. Dollar during the fourth quarter. SG&A expenses as a percent of revenue were 5.9% for the fourth quarter of 2008 compared to 4.5% for the fourth quarter of 2007 and 5.2% for the third quarter of 2008.
Interest expense, net was $4.3 million for the fourth quarter of 2008 compared to $8.5 million for the fourth quarter of 2007 and $4.4 million for the third quarter of 2008. Interest expense, net decreased because of the positive impact of our debt reduction initiatives.
Income tax expense was $20.1 million for the fourth quarter of 2008 compared to $8.1 million for the fourth quarter of 2007. Income tax expense for the three months and year ended December 31, 2008 includes an $18.0 million charge related to valuation allowances on certain tax assets that are no longer expected to be utilized.
Please see the attached Schedules and the Brightpoint website at www.Brightpoint.com for an explanation and reconciled presentation of the results for the fourth quarter and year ended December 31, 2008 prepared in accordance with U.S. GAAP and on an as adjusted non-GAAP basis. The explanation includes the reasons why management believes such non-GAAP measures are useful both to management and investors. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. In addition, please see the attached Supplemental Information for a reconciliation of EBITDA.
“2009 will be the year of blocking and tackling at Brightpoint,” said Robert J. Laikin, Brightpoint’s Chairman of the Board and Chief Executive officer. “Given the turbulent times ahead, we are focused on the following four action items: 1) reducing the debt on our balance sheet, 2) reducing spending on a global basis, 3) generating positive cash flow, and 4) ramping up the recently awarded deals and winning new business globally. I firmly believe that the successful performance in these focus areas will reduce our overall risk profile, enhance our balance sheet and build long term shareholder value.”
“I am pleased that we were able to meet our aggressive year-end debt target of less than $200 million and that we achieved our previously announced spending reductions for the second half of 2008,” said Tony Boor, Brightpoint’s Chief Financial Officer. “Given the uncertainty caused by the turmoil in the global economy, our focus in 2009 will be on the things within our control: managing our balance sheet, reducing our debt, and controlling spending.”
2009 SPENDING AND DEBT REDUCTION PLAN
Please refer to our separate press release dated February 9, 2009 announcing that we have initiated an additional 2009 spending and debt reduction plan. This plan is expected to reduce planned spending in 2009 by $40 to $45 million and reduce average daily debt by approximately $100 million to $150 million in 2009. The highlights of this plan are:
•	An elimination of senior executive officers’ cash incentive compensation opportunities

•	A reduction of staff cash incentive compensation opportunities

•	A general pay freeze

•	A general hiring freeze

•	A global workforce reduction of 220 positions

•	Other discretionary spending reductions

•	A reduction of average daily debt
UPDATE ON PREVIOUSLY ANNOUNCED REALIGNMENT OF EUROPEAN OPERATIONS
On June 30, 2008 the Company announced that as part of the natural progression of the Dangaard integration process, it was realigning its European operations in an effort to streamline its business processes and optimize its business model. The Company believes that these efforts, and the resultant cost reductions and operational efficiencies, will help produce additional synergies for the Company. The Company incurred restructuring costs of $4.1 million in the fourth quarter of 2008 related to these initiatives, which are included as “restructuring charge” in the Consolidated Statement of Operations for the three months ended December 31, 2008. As of the end of 2008, we fully realized the previously announced spending reductions of $12 to $14 million during the second half of 2008.
In addition, to the 2009 Spending and Debt Reduction Plan, the Company will close its operations in Poland and Turkey. The Company expects to record charges related to closing these operations of approximately $2.0 to $3.0 million in the first quarter of 2009.

GOODWILL IMPAIRMENT CHARGE
At September 30, 2008, we had $389.0 million of goodwill recorded in conjunction with past business combinations. Goodwill is subject to annual reviews for impairment based on a two-step test in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” We perform our annual goodwill impairment test in the fourth quarter of each year.
During the fourth quarter of 2008, there were severe disruptions in the credit markets and reductions in global economic activity which had significant adverse impacts on stock markets and on the outlook for the wireless industry, both of which contributed to a significant decline in Brightpoint’s stock price and corresponding market capitalization. The result of our annual goodwill impairment test was that the carrying amount of the net assets allocated to the Europe, Middle East, and Africa (EMEA) reporting unit exceeded the fair market value. The entire amount of goodwill allocated to that reporting unit was impaired, which resulted in an impairment charge of $325.9 million, which was approved by our Board in February 2009. The goodwill allocated to the EMEA reporting unit is primarily related to the acquisition of Dangaard Telecom in July 2007. The impairment charge resulted from factors impacted by current market conditions including: 1) lower market valuation multiples for similar assets; 2) higher discount rates resulting from turmoil in the credit and equity markets; and 3) cash flow forecasts for the EMEA markets in which we operate. The impairment will not result in any current or future cash expenditures.
The Company completed its impairment analysis for the Americas and Asia-Pacific reporting units in the fourth quarter of 2008 and determined that the goodwill allocated to these reporting units was not impaired. A 10% change in the anticipated cash flow forecasts for the Americas and Asia-Pacific reporting units would not have resulted in any impairment charge.
SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company tested the long-lived assets that are part of the EMEA reporting unit for recoverability in accordance with SFAS No. 144 and determined that the carrying amount of the these assets are recoverable. The implementation of the 2009 Spending and Debt Reduction Plan might include the exit of lower profitability programs that do not meet our requirements for returns on invested capital. Exiting these programs might result in impairment charges for the related long-lived assets.
The consolidated statements of operations for all periods presented reflect the reclassification of the results of operations of the Company’s locally branded PC notebook business in Slovakia to discontinued operations in accordance with U.S. generally accepted accounting principles. This is a result of the Company’s decision to exit that business during the third quarter of 2008. Please see Brightpoint Inc.’s website at www.Brightpoint.com for quarterly statements of operations for all periods that have been reclassified.

SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Wireless devices handled	21,984	26,958	84,010	82,942

Revenue	$1,026,081	$1,606,847	$4,640,478	$4,236,283

Gross profit	$80,807	$118,000	$346,723	$269,374

Gross margin	7.9%	7.3%	7.5%	6.4%

Selling, general and administrative expenses	$60,157	$72,935	$266,201	$184,979

Operating income (loss) from continuing operations	$(315,775)	$30,678	$(277,575)	$65,206

Income (loss) from continuing operations	$(344,372)	$14,081	$(333,431)	$46,416

Net income (loss)	$(346,037)	$14,893	$(342,114)	$47,394

Diluted per share:

Income (loss) from continuing operations	$(4.24)	$0.17	$(4.09)	$0.73
Net income (loss)	$(4.26)	$0.18	$(4.20)	$0.75
     Brightpoint, Inc. (NASDAQGS: CELL) is a global leader in the distribution of wireless devices and in providing customized logistic services to the wireless industry. In 2008, Brightpoint handled approximately 84 million wireless devices globally. Brightpoint’s innovative services include distribution, channel development, fulfillment, product customization, eBusiness solutions, and other outsourced services that integrate seamlessly with its customers. Brightpoint’s effective and efficient platform allows its customers to benefit from quickly deployed, flexible, and cost effective solutions. The company has approximately 3,000 employees in 26 countries. In 2008 Brightpoint generated revenue of $4.6 billion. Brightpoint provides distribution and customized services to over 25,000 B2B customers worldwide. Additional information about Brightpoint can be found on its website at www.brightpoint.com, or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).
Certain information in this press release may contain forward-looking statements regarding future events or the future performance of the Company. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, the Company’s most recent Form 10-K and Form 10-Q and the cautionary statements and risk factors contained therein. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) the current economic downturn could cause a severe disruption in our operations; (ii) fluctuations in regional demand patterns and economic factors could harm our operations; (iii) our debt facilities could prevent us from borrowing additional funds, if needed; (iv) collections of our accounts receivable; (v) our reliance on suppliers to provide trade credit facilities to adequately fund our on-going operations and product purchases; (vi) a significant percentage of our revenues are generated outside of the United States in countries that may have volatile currencies or other risks; (vii) the loss or reduction in orders from principal customers or a reduction in the prices we are able to charge these customers could cause our revenues to decline and impair our cash flows; (viii) the impact that seasonality may have on our business and results; (ix) we buy a significant amount of our products from a limited number of suppliers, and they may not provide us with competitive products at reasonable prices when we need them in the future; (x) our business could be harmed by consolidation of mobile operators; (xi) we make significant investments in the technology used in our business and rely on that technology to function effectively without interruptions; (xii) the fact that a substantial number of shares are eligible for future sale by Dangaard Holding and the sale of those shares could adversely affect our stock price; (xiii) our future operating results will depend on our ability to continue to increase volumes and maintain margins; (xiv) our ability to expand and implement our future growth strategy, including acquisitions; (xv) uncertainty regarding whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (xvi) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xvii) rapid technological changes in the wireless communications and data industry; (xviii) effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations; (xix) intense industry competition; (xx) our ability to manage and sustain future growth at our historical or current rates; (xxi) our ability to continue to enter into relationships and financing that may provide us with minimal returns or losses on our investments; (xxii) our ability to attract and retain qualified management and other personnel, cost of complying with labor agreements and high rate of personnel turnover; (xxiii) protecting our proprietary information; (xxiv) our obligations under certain debt, lease and other contractual arrangements; (xxv) our dependence on our computer and communications systems; (xxvi) uncertainty regarding future volatility in our Common Stock price; (xxvii) potential dilution to existing shareholders from the issuance of securities under our long-term incentive plans; (xxviii) existence of anti-takeover measures; (xxix) acquisition related accounting impairment and amortization. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words “believe,” “expect,” “anticipate,” “estimate” “intend,” “likely”, “will”, “should” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.

BRIGHTPOINT, INC.
NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2008 (1)			December 31, 2007 (1)
	US GAAP	Non-GAAP	As	US GAAP	Non-GAAP	As
	As Reported	Adjustments(2)	Adjusted	As Reported	Adjustments(3)	Adjusted

Revenue
Distribution revenue	$919,108		$919,108	$1,500,163		$1,500,163
Logistic services revenue	106,973		106,973	106,684		106,684

Total revenue	1,026,081		1,026,081	1,606,847		1,606,847

Cost of revenue
Cost of distribution revenue	881,614		881,614	1,422,869		1,422,869
Cost of logistic services revenue	63,660		63,660	65,978		65,978

Total cost of revenue	945,274		945,274	1,488,847		1,488,847

Gross profit	80,807		80,807	118,000		118,000

Selling, general and administrative expenses	60,157	$(1,566)	58,591	72,935	$(2,298)	70,637
Amortization	4,057	(3,936)	121	5,892	(5,714)	178
Goodwill impairment charge	325,947	(325,947)	—	—		—
Restructuring charge	6,421	(6,421)	—	8,495	(8,495)	—

Operating income (loss) from continuing operations	(315,775)	337,870	22,095	30,678	16,507	47,185

Interest, net	4,260		4,260	8,471		8,471
Other (income) expense	4,237		4,237	(154)		(154)

Income (loss) from continuing operations before income taxes	(324,272)	337,870	13,598	22,361	16,507	38,868

Income tax expense	20,104	(14,206)	5,898	8,139	4,938	13,077

Income (loss) from continuing operations before minority interest	(344,376)	352,076	7,700	14,222	11,569	25,791

Minority interest	(4)		(4)	141		141

Income (loss) from continuing operations	(344,372)	$352,076	$7,704	14,081	$11,569	$25,650

Discontinued operations, net of income taxes:
Gain (loss) from discontinued operations	(2,254)			81
Gain on disposal of discontinued operations	589			731

Total discontinued operations, net of income taxes	(1,665)			812

Net income (loss)	$(346,037)			$14,893

Earnings per share — basic:
Income (loss) from continuing operations	$(4.36)		$0.10	$0.18		$0.33

Discontinued operations, net of income taxes	(0.02)			0.01

Net income (loss)	$(4.38)			$0.19

Earnings per share — diluted:
Income (loss) from continuing operations	$(4.24)		$0.09	$0.17		$0.31

Discontinued operations, net of income taxes	(0.02)			0.01

Net income (loss)	$(4.26)			$0.18

Weighted average common shares outstanding:
Basic	78,905		78,905	77,103		77,103

Diluted	81,222	672	81,894	81,291	790	82,081

See accompanying “Notes to Non-GAAP Reconciliation of Consolidated Statements of Operations.”

BRIGHTPOINT, INC.
NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2008(1)			December 31, 2007 (1)
	US GAAP	Non-GAAP	As	US GAAP	Non-GAAP	As
	As Reported	Adjustments(4)	Adjusted	As Reported	Adjustments(5)	Adjusted

Revenue
Distribution revenue	$4,211,811		$4,211,811	$3,878,103		$3,878,103
Logistic services revenue	428,667		428,667	358,180		358,180

Total revenue	4,640,478		4,640,478	4,236,283		4,236,283

Cost of revenue
Cost of distribution revenue	4,027,475		4,027,475	3,712,067		3,712,067
Cost of logistic services revenue	266,280		266,280	254,842		254,842

Total cost of revenue	4,293,755		4,293,755	3,966,909		3,966,909

Gross profit	346,723		346,723	269,374		269,374

Selling, general and administrative expenses	266,201	$(6,557)	259,644	184,979	$(10,009)	174,970
Amortization	18,246	(17,708)	538	10,528	(10,165)	363
Goodwill impairment charge	325,947	(325,947)	—	—	—	—
Restructuring charge	13,904	(13,904)	—	8,661	(8,661)	—

Operating income (loss) from continuing operations	(277,575)	364,116	86,541	65,206	28,835	94,041

Interest, net	22,876		22,876	17,442		17,442
Other expense	7,045		7,045	632	(256)	376

Income (loss) from continuing operations before income taxes	(307,496)	364,116	56,620	47,132	29,091	76,223

Income tax expense	25,573	(6,312)	19,261	369	25,514	25,883

Income (loss) from continuing operations before minority interest	(333,069)	370,428	37,359	46,763	3,577	50,340

Minority interest	362		362	347		347

Income (loss) from continuing operations	(333,431)	$370,428	$36,997	46,416	$3,577	$49,993

Discontinued operations, net of income taxes:
Gain (loss) from discontinued operations	(9,267)			234
Gain on disposal of discontinued operations	584			744

Total discontinued operations, net of income taxes	(8,683)			978

Net income (loss)	$(342,114)			$47,394

Earnings per share — basic:
Income (loss) from continuing operations	$(4.26)		$0.47	$0.76		$0.82

Discontinued operations, net of income taxes	(0.11)			0.02

Net income (loss)	$(4.37)			$0.78

Earnings per share — diluted:
Income (loss) from continuing operations	$(4.09)		$0.45	$0.73		$0.77

Discontinued operations, net of income taxes	(0.11)			0.02

Net income (loss)	$(4.20)			$0.75

Weighted average common shares outstanding:
Basic	78,202		78,202	61,174		61,174

Diluted	81,509	876	82,385	63,571	987	64,558

See accompanying “Notes to Non-GAAP Reconciliation of Consolidated Statements of Operations.”

Notes to Non-GAAP Reconciliation of Consolidated Statements of Operations:
(1)	We have provided income from continuing operations and earnings per share on both a U.S. GAAP basis and on an as adjusted non-GAAP basis because the Company’s management believes it provides meaningful information to investors. Among other things, it may assist investors in evaluating the Company’s on-going operations. Adjustments to earnings per share from continuing operations generally include certain non-cash charges such as stock based compensation and amortization of acquired finite lived intangible assets as well as other items that are considered to be unusual or infrequent in nature such as goodwill impairment charges and restructuring charges. Non-GAAP earnings per share is calculated by dividing non-GAAP income from continuing operations by non-GAAP weighted average common shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, we add back certain shares presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense. We believe these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business and to evaluate results relative to incentive compensation targets for certain employees. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to measures of financial performance prepared in accordance with U.S. GAAP.

(2)	Adjustments for the three months ended December 31, 2008 include:
•	The $325.9 million goodwill impairment charge discussed above.

•	A $6.4 million restructuring charge consisting of a $3.3 million charge related to the termination of the operating lease for our European headquarters, $1.7 million of restructuring charges associated with the closure of our Reno, Nevada distribution facility in December, $0.6 million of severance costs for other employees of our North America operations, and $0.8 million of restructuring charges related to the previously announced realignment of our European operations.

•	$3.9 million of non-cash amortization expense related to acquired intangible assets.

•	$1.6 million of non-cash stock based compensation expense.

•	$14.2 million of income tax adjustments, which include the tax impact of the items described above, a $10.9 million tax charge related to valuation allowances on certain foreign tax credit carryforwards that are no longer expected to be utilized and a $7.2 million tax charge related to valuation allowances on certain net operating loss carryforwards that are no longer expected to be utilized. The adjusted effective tax rate (non-GAAP) for the fourth quarter of 2008 was 43%.
(3)	Adjustments for the three months ended December 31, 2007 include:
•	An $8.5 million restructuring charge, consisting of $7.1 million in connection with terminating Dangaard Telecom’s implementation of SAP enterprise resource planning and related software and a $1.4 million charge in connection with consolidating the Brightpoint and Dangaard Telecom operations in Germany.

•	$5.7 million of non-cash amortization expense related to acquired intangible assets.

•	$1.6 million of non-cash stock based compensation expense.

•	$0.7 million of incremental costs related to integrating the Dangaard Telecom and CellStar acquisitions and other initial charges taken in connection with longer-term cost saving initiatives.

•	$4.9 million tax impact of items described above.
(4)	Adjustments for the year ended December 31, 2008 include:
•	The $325.9 million goodwill impairment charge discussed above.

•	A $13.9 million restructuring charge consisting primarily of $1.8 million in charges in connection with the previously announced sale of certain assets in Colombia, a $1.1 million charge to write-off IT projects that were abandoned after the acquisition of Dangaard Telecom, a $3.6 million charge in connection with consolidating the Brightpoint and Dangaard operations in Germany during the first quarter, a $3.3 million charge related to the termination of the operating lease for our European headquarters in the fourth quarter, $1.7 million of restructuring charges associated with the closure of our Reno, Nevada distribution facility in the fourth quarter, $0.6 million of severance costs for other employees of our North America operations in the fourth quarter, and $1.8 million of other charges in connection with the previously announced realignment of our European operations.

•	$17.7 million of non-cash amortization expense related to acquired intangible assets.

•	$6.6 million of non-cash stock based compensation expense.

•	$6.3 million of income tax adjustments, which include the tax impact of the items described above, a $10.9 million tax charge related to valuation allowances on certain foreign tax credit carryforwards that are no longer expected to be utilized, and a $7.2 million tax charge related to valuation allowances on certain net operating loss carryforwards that are no longer expected to be utilized. The adjusted effective tax rate (non-GAAP) for the year ended December 31, 2008 was 34%.

(5)	Adjustments for the year ended December 31, 2007 include:
•	An $8.7 million restructuring charge, consisting of $7.1 million in connection with terminating Dangaard Telecom’s implementation of SAP enterprise resource planning and related software and a $1.4 million charge in connection with consolidating the Brightpoint and Dangaard Telecom operations in Germany.

•	$10.2 million of non-cash amortization expense related to acquired intangible assets.

•	$6.1 million of non-cash stock based compensation expense.

•	$4.2 million of incremental costs related to integrating the Dangaard Telecom and CellStar acquisitions and initial charges taken in connection with longer-term other cost saving initiatives.

•	$25.5 million tax impact of items described above, including $14.1 million tax benefit related to the reversal of valuation allowances on certain foreign tax credit carryforwards and $2.1 million tax benefit resulting from a reduction in the statutory tax rate in Germany.

BRIGHTPOINT, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,226	$102,160
Accounts receivable (less allowance for doubtful accounts of $11,217 in 2008 and $17,157 in 2007)	499,541	754,238
Inventories	290,243	474,951
Other current assets	61,392	69,261

Total current assets	908,402	1,400,610

Property and equipment, net	56,463	55,732
Goodwill	51,439	349,646
Other intangibles, net	107,286	135,431
Other assets	22,770	30,942

Total assets	$1,146,360	$1,972,361

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$534,906	$666,085
Accrued expenses	137,957	189,415
Current portion of long-term debt	—	19,332
Lines of credit and other short-term borrowings	798	—

Total current liabilities	673,661	874,832

Long-term liabilities:
Lines of credit, long-term	1,501	208,399
Long-term debt	174,106	233,122
Other long-term liabilities	46,528	54,425

Total long-term liabilities	222,135	495,946

Total liabilities	895,796	1,370,778

COMMITMENTS AND CONTINGENCIES

Minority interest	—	818

Shareholders’ equity:
Preferred stock, $0.01 par value: 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value: 100,000 shares authorized; 88,730 issued in 2008 and 88,418 issued in 2007	887	884
Additional paid-in-capital	625,415	584,806
Treasury stock, at cost, 7,063 shares in 2008 and 6,930 shares in 2007	(59,983)	(58,695)
Retained earnings (deficit)	(312,648)	29,467
Accumulated other comprehensive income (loss)	(3,107)	44,303

Total shareholders’ equity	250,564	600,765

Total liabilities and shareholders’ equity	$1,146,360	$1,972,361

BRIGHTPOINT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2008	2007
Operating activities
Net (loss) income	$(342,114)	$47,394
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	36,734	24,747
Non-cash compensation	6,557	6,104
Restructuring charge	13,904	8,661
Goodwill impairment charge	325,947	—
Change in deferred taxes	1,874	(25,624)
Minority interest	362	347
Other non-cash	(54)	6,460

Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	200,042	(123,195)
Inventories	161,573	160,596
Other operating assets	(9,929)	(7,156)
Accounts payable and accrued expenses	(122,090)	(24,656)

Net cash provided by operating activities	272,806	73,678

Investing activities
Capital expenditures	(21,642)	(20,247)
Acquisitions, net of cash acquired	(5,877)	(68,902)
Decrease (increase) in other assets	2,008	(9,885)

Net cash used in investing activities	(25,511)	(99,034)

Financing activities
Net proceeds from (repayments on) credit facilities	(205,894)	168,493
Repayments on debt assumed from Dangaard Telecom	—	(348,736)
Proceeds from Global Term Loans	—	250,000
Repayments on Global Term Loans	(73,616)	(4,726)
Deferred financing costs paid	(330)	(4,597)
Purchase of treasury stock	(1,288)	(400)
Excess tax benefit from equity based compensation	76	1,602
Proceeds from common stock issuances under employee stock option plans	39	4,129

Net cash provided by (used in) financing activities	(281,013)	65,765
Effect of exchange rate changes on cash and cash equivalents	(11,216)	7,420

Net increase (decrease) in cash and cash equivalents	(44,934)	47,829
Cash and cash equivalents at beginning of year	102,160	54,331

Cash and cash equivalents at end of year	$57,226	$102,160

Supplemental Information
(Amounts in thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss) (1)	$(346,037)	$14,893	$(342,114)	$47,394
Net interest (income) expense (1)	4,256	8,694	23,171	18,010
Income taxes (1)	21,114	8,188	24,457	467
Depreciation and amortization (1)	334,432	10,089	362,680	24,747

EBITDA	$13,765	$41,864	$68,194	$90,618

(1)	Includes discontinued operations
EBITDA is a non-GAAP financial measure. Management believes EBITDA provides it with an indicator of how much cash the Company generates, excluding non-cash charges and any changes in working capital. Management also reviews and utilizes the entire statement of cash flows to evaluate cash flow performance.
Cash Conversion Cycle Days
Management utilizes the cash conversion cycle days metric and its components to evaluate the Company’s ability to manage its working capital and its cash flow performance. Cash conversion cycle days and its components for the quarters ending December 31, 2008 and 2007, and September 30, 2008 were as follows:

	Three Months Ended
	December 31,	December 31,	September 30,
	2008	2007	2008
Days sales outstanding in accounts receivable	32	33	28
Days inventory on-hand	26	28	24
Days payable outstanding	(41)	(33)	(42)

Cash Conversion Cycle Days	17	28	10

Please see the Brightpoint website at www.Brightpoint.com for a detailed calculation of cash conversion cycle days for the three months ended December 31, 2008.

Supplemental Information (continued)
(Amounts in thousands)
Return on Invested Capital (“ROIC”)
Management uses ROIC to measure the effectiveness of its use of invested capital to generate profits. ROIC for the quarters and trailing four quarters ended December 31, 2008 and 2007, and September 30, 2008, was as follows:

	Three Months Ended
	December 31,	December 31,	September 30,
	2008	2007	2008
Operating income after taxes (non-GAAP):
Operating income (loss) from continuing operations	$(315,775)	$30,678	$17,925
Restructuring charge	6,421	8,495	901
Goodwill impairment charge	325,947	—	—
Less: estimated income taxes (1)	(5,808)	(13,711)	(6,589)

Operating income after taxes (non-GAAP)	$10,785	$25,462	$12,237

Invested Capital:
Debt	$176,405	$460,852	$185,483
Shareholders’ equity	250,564	600,764	623,640

Invested capital	$426,969	$1,061,616	$809,123

Average invested capital (2)	$618,047	$1,019,392	$863,922
ROIC (3)	7%	10%	6%

	Trailing Four Quarters Ended
	December 31,	December 31,	September 30,
	2008	2007	2008
Operating income after taxes (non-GAAP):
Operating income (loss) from continuing operations	$(277,575)	$65,206	$68,880
Restructuring charge	13,904	8,661	15,979
Goodwill impairment charge	325,947	—	—
Less: estimated income taxes (1)	(21,797)	(25,853)	(29,701)

Operating income after taxes (non-GAAP)	$40,479	$48,013	$55,158

Invested Capital:
Debt	$176,405	$460,852	$185,483
Shareholders’ equity	250,564	600,764	623,640

Invested capital	$426,969	$1,061,616	$809,123

Average invested capital (2)	$846,636	$573,913	$956,676
ROIC (3)	5%	8%	6%

(1)	Estimated income taxes were calculated by multiplying the sum of operating income from continuing operations, the restructuring charge and the goodwill impairment charge by an effective tax rate of 35%, which represents an estimated, blended statutory tax rate for the markets in which we operate.

(2)	Average invested capital for quarterly periods represents the simple average of the beginning and ending invested capital amounts for the respective quarter. Average invested capital for the trailing four quarters represents the simple average of the invested capital amounts for the current and four prior quarter period ends.

(3)	ROIC is calculated by dividing operating income after taxes by average invested capital. ROIC for quarterly periods is stated on an annualized basis and is calculated by dividing operating income after taxes by average invested capital and multiplying the results by four.
The decline in ROIC for the trailing four quarters ended December 31, 2008 compared to the same period in the prior year was primarily due to the increase in average invested capital compared the prior year and the decrease in operating income after taxes. Average invested capital was negatively impacted by an increase in invested capital to fund the acquisition of Dangaard Telecom. Our average invested capital will be favorably impacted in future quarters due to the goodwill impairment charge recorded in the fourth quarter of 2008.

Supplemental Information (continued)
(Amounts in thousands)
Return on Tangible Capital (“ROTC”)
Management uses Return on Tangible Capital, or ROTC, to provide a measurement which can be consistently and fairly applied internally to all operating entities to determine the effectiveness of each entity’s usage of tangible capital. ROTC eliminates the influence of intangible assets balances, cash transfer capabilities and income tax rates which vary amongst Brightpoint operating entities and are not controllable by operating entity management. ROTC indicates the return which can be expected on the tangible capital consumed and replaced through the normal business cycle. To calculate ROTC, operating income from continuing operations is adjusted for restructuring charges, goodwill impairment charge and amortization of intangible assets, and this adjusted operating income is applied to average tangible capital. Average tangible capital is calculated as total assets less cash, investments, goodwill, and intangible assets, net of current liabilities excluding short term borrowings. The details of this measurement are outlined below.

	Three Months Ended
	December 31,	December 31,	September 30,
	2008	2007	2008
Operating income before amortization, goodwill impairment charge, and restructuring charges (non-GAAP):
Operating income (loss) from continuing operations	$(315,775)	$30,678	$17,925
Plus: amortization expense	4,057	5,892	4,647
Plus: goodwill impairment charge	325,947	—	—
Plus: restructuring charge	6,421	8,495	901

Operating income before amortization, goodwill impairment charge, and restructuring charges (non-GAAP):	$20,650	$45,065	$23,473

Tangible capital:
Total assets	$1,146,360	$1,972,361	$1,625,821
Less: cash and cash equivalents	56,632	101,582	100,670
Less: short term investments	—	8,498	—
Less: goodwill	51,439	349,646	389,005
Less: other intangibles, net	107,286	135,431	118,619

Net tangible assets	$931,003	$1,377,204	$1,017,527

Total current liabilities	672,863	855,500	762,490
Less: current portion of long-term debt	—	19,332	1,190
Less: lines of credit and other short term borrowings	798	—	13

Net current liabilities	$672,065	$836,168	$761,287

Net tangible capital	$258,938	$541,036	$256,240

Average tangible capital (1)	$257,589	$553,532	$294,146
ROTC (2)	32%	33%	32%

	Trailing Four Quarters
	December 31,	December 31,	September 30,
	2008	2007	2008
Operating income before amortization, goodwill impairment charge, and restructuring charges (non-GAAP):
Operating income (loss) from continuing operations	$(277,575)	$65,206	$68,880
Plus: amortization expense	18,246	10,528	20,081
Plus: goodwill impairment charge	325,947	—	—
Plus: restructuring charge	13,904	8,661	15,979

Operating income before amortization, goodwill impairment charge, and restructuring charges (non-GAAP):	$80,522	$84,395	$104,940

Tangible capital:
Total assets	$1,146,360	$1,972,361	$1,625,821
Less: cash and cash equivalents	56,632	101,582	100,670
Less: short term investments	—	8,498	—
Less: goodwill	51,439	349,646	389,005
Less: other intangibles, net	107,286	135,431	118,619

Net tangible assets	$931,003	$1,377,204	$1,017,527

Total current liabilities	672,863	855,500	762,490
Less: current portion of long-term debt	—	19,332	1,190
Less: lines of credit and other short term borrowings	798	—	13

Net current liabilities	$672,065	$836,168	$761,287

Net tangible capital	$258,938	$541,036	$256,240

Average tangible capital (1)	$376,010	$343,651	$437,428
ROTC (2)	21%	25%	24%

(1)	Average tangible capital for quarterly periods represents the simple average of the beginning and ending tangible capital amounts for the respective quarter.

(2)	ROTC is calculated by dividing operating income before amortization and restructuring charges by average tangible capital. ROTC for quarterly periods is stated on an annualized basis and is calculated by dividing operating income before amortization and restructuring charges by average tangible capital and multiplying the results by four.
ROTC decreased for the three months and trailing four quarters ended December 31, 2008 compared to the same period in the prior year primarily as a result of lower operating income before amortization, goodwill impairment charge and restructuring charges.
We anticipate improving our trailing four quarter ROTC to a range of 35%-40% as we increase operating income and better employ tangible capital.